Filed Pursuant to Rule 424(b)(3)
                          File No. 333-117153

ODYSSEY MARINE EXPLORATION, INC.

SUPPLEMENT NO. 1 DATED OCTOBER 21, 2005
TO PROSPECTUS DATED AUGUST 19, 2004

     The information for two of the selling shareholder did not correctly reflect the number of shares to be offered by them, and has been corrected below. The numbers of shares offered reflects warrant exercises but does not reflect any sales that may have already been made by selling shareholders pursuant to the prospectus dated August 19, 2004.

                                       Ownership Before Offering
                                     ----------------------------------
                                     Number of     Shares
                                     Shares        Issuable
                                     Currently     on Exer-
                                     Held to be    cise of    Shares
Selling Shareholder                  Offered       Warrants   Offered
--------------------               ----------    --------     -------
Robert R Bears, Jr.                  460,000         -0-      460,000

Robert R Bears, Sr.                  460,000         -0-      460,000